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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Panhandle Eastern Corporation of our report dated July 30, 1993 with respect to the consolidated balance sheets of Grand Valley Gas Company and Subsidiaries as of May 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended May 31, 1993, which report appears in Panhandle Eastern Corporation's Current Report on Form 8-K dated November 14, 1994. The financial statements are not presented separately in Panhandle Eastern Corporation's Current Report on Form 8-K dated November 14, 1994. We also consent to all references to our Firm included in this Registration Statement on Form S-8.



                                                       /s/  ARTHUR ANDERSEN LLP
                                                            Arthur Andersen LLP

Salt Lake City, Utah
December 13, 1994